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                                                                   EXHIBIT 23.1



        Consent of PricewaterhouseCoopers LLP - Independent Accountants

We consent to the incorporation by reference in this registration statement on Form S-8 (File No. 333-_______) of our report dated January 20, 1998 on our audits of the financial statements and financial statement schedules of Clarify, Inc. as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996 and 1997 which report was included in the Company's Annual Report on Form 10-K.



San Jose, California                          /s/ PricewaterhouseCoopers L.L.P.
October 23, 1998                              ---------------------------------
                                              PricewaterhouseCoopers L.L.P.